As filed with the Securities and Exchange Commission on November 22, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERBALIFE LTD.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	98-0377871
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or	Identification Number)
Organization)
P.O. Box 309GT
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands
(310) 410-9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)
Herbalife Ltd. 2005 Stock Incentive Plan
(Full title of the plan)
Brett R. Chapman, Esq.
General Counsel
Herbalife Ltd.
P.O. Box 309GT
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands
(310) 410-9600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Jonathan K. Layne
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA 90067
(310) 552-8500

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
	Amount to be	offering price	aggregate	registration
Title of securities to be registered	registered(1) (3)	per share(2)	offering price(2) (3)	fee (3)
Common Shares, par value $0.002 per share	6,168,261	$28.95	$178,571,155.95	$13,629.66

(1)	Pursuant to Rule 416(a), this amount also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) based upon the average of the high and low prices of the Common Shares on the New York Stock Exchange on November 21, 2005.

(3)	This Registration Statement covers 2,168,261 common shares being carried forward from Registration Statements No. 333-116335 and 333-122871 for which a filing fee has been previously paid. Accordingly, the filing fee is based on the registration of 4,000,000 common shares recently authorized under the 2005 Stock Incentive Plan that have not been previously registered.

INTRODUCTORY STATEMENT
     This Registration Statement on Form S-8 is filed by Herbalife Ltd., a Cayman Islands exempted limited liability company, referred to herein as the Registrant, relating to 6,168,261 of its common shares, par value $0.002 per share, issuable to eligible persons under the Herbalife Ltd. 2005 Stock Incentive Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to optionees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission, referred to herein as the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the Registrant are incorporated by reference, as of their respective dates, in this Registration Statement:
•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 8, 2005, April 18, 2005, May 13, 2005, June 14, 2005, July 7, 2005, August 2, 2005, August 2, 2005, August 2, 2005, August 10, 2005, August 19, 2005, August 23, 2005, September 23, 2005 and November 15, 2005; and

•	The description of the Registrant’s common shares contained in the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on October 1, 2004, including any amendment or report filed for the purpose of updating such description.
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities
     Not Applicable.
Item 5. Interests of Named Experts and Counsel
     Not Applicable.
Item 6. Indemnification of Directors and Officers
     The Registrant is a Cayman Islands exempted limited liability company. As such, it is governed by the laws of the Cayman Islands with respect to indemnification provisions. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s Amended and Restated Articles of Association provide for indemnification to the fullest extent permitted by the Cayman Islands law. Specifically, the Amended and Restated Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in the case of (a) any fraud or dishonesty of such director or officer, (b) such director’s or officer’s conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Registrant, or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the director or officer is not legally entitled. To the fullest extent permitted by the Statute, such director, agent or officer shall not be liable to the Registrant for any loss or damage in carrying out his functions unless the liability arises through the willful misconduct of such director, agent or officer.
     The Registrant has entered into an indemnification agreement with each of its directors and certain of its officers to supplement the indemnification protection available under its Amended and Restated Articles of Association. These indemnity agreements generally provide that the Registrant will indemnify the parties thereto to the fullest extent permitted by law.
     The foregoing summaries are necessarily subject to the complete text of the Registrant’s Amended and Restated Articles of Association and the indemnification agreements referred to above and are qualified in their entirety by reference thereto.
     In addition to the indemnification provisions set forth above, the Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 that might be incurred by any director or officer in his capacity as such.
Item 7. Exemption From Registration Claimed
     Not Applicable.

Item 8. Exhibits
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number		Exhibit
4.1	—	Amended and Restated Memorandum and Articles of Association of Herbalife Ltd., filed on December 14, 2004 as Exhibit 3.1 to the Registration Statement on Form S-1 of Herbalife Ltd. and incorporated herein by reference.

4.2 *	—	Herbalife Ltd. 2005 Stock Incentive Plan.

4.3	—	Form of 2004 Herbalife Ltd. 2004 Stock Incentive Plan Stock Option Agreement, filed on June 14, 2005 as Exhibit 99.1 to the Current Report on Form 8-K of Herbalife Ltd., and incorporated herein by reference (to be used for option grants pursuant to 2005 Stock Incentive Plan).

4.4	—	Form of 2004 Herbalife Ltd. 2004 Stock Incentive Plan Non-Employee Director Stock Option Agreement, filed on June 14, 2005 as Exhibit 99.2 to the Current Report on Form 8-K of Herbalife Ltd., and incorporated herein by reference (to be used for option grants pursuant to 2005 Stock Incentive Plan).

4.5	—	Form of 2004 Herbalife Ltd. 2004 Stock Incentive Plan Stock Option Agreement for Employees in China, filed on June 14, 2005 as Exhibit 99.3 to the Current Report on Form 8-K of Herbalife Ltd., and incorporated herein by reference (to be used for option grants pursuant to 2005 Stock Incentive Plan).

4.6	—	Form of 2004 Herbalife Ltd. 2004 Stock Incentive Plan Stock Option Agreement for Employees in Hong Kong, filed on June 14, 2005 as Exhibit 99.4 to the Current Report on Form 8-K of Herbalife Ltd., and incorporated herein by reference (to be used for option grants pursuant to 2005 Stock Incentive Plan).

4.7	—	Form of 2004 Herbalife Ltd. 2004 Stock Incentive Plan Stock Option Agreement for Employees in Italy, filed on June 14, 2005 as Exhibit 99.5 to the Current Report on Form 8-K of Herbalife Ltd., and incorporated herein by reference (to be used for option grants pursuant to 2005 Stock Incentive Plan).

4.8	—	Form of 2004 Herbalife Ltd. 2004 Stock Incentive Plan Stock Option Agreement for Employees in Spain, filed on June 14, 2005 as Exhibit 99.6 to the Current Report on Form 8-K of Herbalife Ltd., and incorporated herein by reference (to be used for option grants pursuant to 2005 Stock Incentive Plan).

4.9	—	Form of 2004 Herbalife Ltd. 2004 Stock Incentive Plan Stock Option Agreement for Employees in the United Kingdom, filed on June 14, 2005 as Exhibit 99.7 to the Current Report on Form 8-K of Herbalife Ltd., and incorporated herein by reference (to be used for option grants pursuant to 2005 Stock Incentive Plan).

4.10	—	Form of 2004 Herbalife Ltd. 2004 Stock Incentive Plan Stock Option Agreement for Non-U.S. Employees, filed on June 14, 2005 as Exhibit 99.8 to the Current Report on Form 8-K of Herbalife Ltd., and incorporated herein by reference (to be used for option grants pursuant to 2005 Stock Incentive Plan).

5.1 *	—	Legal Opinion of Maples and Calder, special Cayman Islands Counsel to Herbalife Ltd.

Exhibit
Number		Exhibit
23.1 *	—	Consent of Maples and Calder (contained in Exhibit 5.1)

23.2 *	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3 *	—	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1 *	—	Power of Attorney of Herbalife Ltd. (contained on signature page hereto)

*	Filed herewith.
Item 9. Undertakings.
     A       The undersigned Registrant hereby undertakes:
     (1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii)       To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
     (iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B.       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C.       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 22nd day of November, 2005.

HERBALIFE LTD.

By:	/s/ Brett R. Chapman

Brett R. Chapman
General Counsel
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Michael O. Johnson, Gregory Probert, Richard Goudis and Brett R. Chapman, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement (including any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael O. Johnson	Director, Chief Executive Officer	November 19, 2005

Michael O. Johnson	(Principal Executive Officer)

/s/ Richard Goudis	Chief Financial Officer	November 19, 2005

Richard Goudis	(Principal Financial Officer)

/s/ David Pezzullo	Chief Accounting Officer	November 21, 2005

David Pezzullo	(Principal Accounting Officer)

/s/ Peter Castleman	Director, Chairman of the Board	November 19, 2005

Peter Castleman

/s/ Leroy T. Barnes, Jr.	Director	November 21, 2005

Leroy T. Barnes, Jr.

Signature	Title	Date

/s/ Richard P. Bermingham	Director	November 21, 2005

Richard P. Bermingham

/s/ Kenneth J. Diekroeger	Director	November 21, 2005

Kenneth J. Diekroeger

/s/ James H. Fordyce	Director	November 21, 2005

James H. Fordyce

/s/ Peter Maslen	Director	November 18, 2005

Peter Maslen

/s/ Charles L. Orr	Director	November 19, 2005

Charles L. Orr

/s/ Jesse T. Rogers	Director	November 21, 2005

Jesse T. Rogers

/s/ John Tartol	Director	November 21, 2005

John Tartol

/s/ Leon Waisbein	Director	November 21, 2005

Leon Waisbein